Exhibit 31.2

Certification pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section

302 and 906 of the Sarbanes-Oxley Act of 2003.

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In connection  with the Quarterly Report Pursuant to Section 13 or 15(d) of the Securities  Exchange Act of 1934on Form 10-QSB of Capital Resource Alliance Inc.(the "Company")  for the period ended September 30, 2007 as filed with the Securities and Exchange  Commission on the date hereof (the "Report"), I, Frederick Fitzgerald (Principal financial and accounting officer), certify, pursuant to 18 U.S.C. Sec.1350, as adopted  pursuant  to  Section  302 and 906 of the Sarbanes-Oxley Act of 2003, that:

1. I have reviewed this quarterly report on Form 10-QSB of Capital Resource Alliance Inc.

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

4. I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

a)   designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to me by others within those entities, particularly during the period in which this quarterly report is being prepared;

b)   evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date with 90 days prior to the filing date of this report (the "Evaluation Date"); and

c) presented in this quarterly report my conclusions about effectiveness of the disclosure controls and procedures based on my evaluation as of the Evaluation Date;

5. I have disclosed, based on my most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

a)   all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors and material weakness in internal controls; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. I have indicated in this quarterly report whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of my most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Dated: November 16, 2007

/s/ Frederick Fitzgerald

     Frederick Fitzgerald, Secretary/Treasurer, Chief Financial Officer and Principal Accounting Officer